Exhibit 10.26

TRANSCEND SERVICES, INC.

2009 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

(Officers)

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), made effective as of                                      , 200     (the “Grant Date”), between TRANSCEND SERVICES, INC., a Delaware corporation (the “Company”), and                     , an Employee of the Company or a Parent or Subsidiary of the Company (the “Participant”);

R E C I T A L S:

In furtherance of the purposes of the Transcend Services, Inc. 2009 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference and a copy of which has been provided to the Participant. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern unless the Board determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

2. Grant of Restricted Stock Award. Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Participant a Restricted Stock Award (the “Award”) for              (            ) shares of Common Stock (the “Shares”). The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.

3. Vesting and Earning of Award. Subject to the terms of the Plan, the Award shall be deemed vested and earned upon such date or dates, and subject to such conditions, as are described in this Agreement, including but not limited to the terms of Schedule A. The Board has sole authority to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan. (For the purposes herein, references to the “Board” shall include the Committee if and to the extent that the Board has delegated authority to administer the Plan or this Agreement to the Committee.)

4. Effect of Change of Control. Notwithstanding the provisions of Section 3 and Schedule A herein, in the event of a Change of Control (as defined in the Plan), the Award shall become fully vested immediately prior to such Change of Control, whether or not the Award was then otherwise vested, provided that the Participant is an Employee on the date the Award vests and has been an Employee continuously since the Grant Date. The Board shall have full and final authority, in its discretion, to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

5. Termination of Employment or Service; Forfeiture of Award; Effect of Change in Status. Except as may be otherwise provided in the Plan or this Agreement, in the event that the employment or

Officer RSA Agreement (2009 Grants)

service of the Participant is terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) (such date of termination of employment being referred to herein as the “Termination Date”), and all or part of the Award has not yet vested pursuant to Section 3, Section 4 or Schedule A herein, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested. The Participant expressly acknowledges and agrees that (a) the termination of his or her employment shall result in forfeiture of the Award and the Shares to the extent the Award has not vested as of his or her Termination Date, unless the Board determines otherwise; and (b) the Board has discretion to determine, at the time of grant of the Award or at any time thereafter, the effect, if any, on the Award (including but not limited to the vesting of the Award and the right to underlying Shares) if the Participant’s status as an Employee changes, including, but not limited to, a change from full-time to part-time, or vice versa, a change in status from Employee to consultant (or similar change) or if other changes in the nature or scope of the Participant’s employment or service occur.

6. No Right of Employment or Continued Relationship. The grant of the Award does not constitute a contract of employment or confer on the Participant any rights upon termination of employment. Neither the Plan, the grant of the Award, the Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment of, or in any other relationship with, of the Company or a Parent or Subsidiary or interfere with the right of the Company or a Parent or Subsidiary to terminate the Participant’s employment or other relationship at any time.

7. Nontransferability of Award and Shares. The Award shall not be transferable by the Participant except that: (a) upon the death of the Participant, the Award may be transferred by will or by the laws of descent and distribution, and (b) the Award may be transferred at any time following the lapse of all restrictions on transferability of the Award. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber Shares subject to the Award (except as provided in Section 11 herein) until the Award (or portion thereof) has vested and all conditions to vesting and transfer of such corresponding Shares have been met.

8. Entire Agreement and Other Matters. The Participant acknowledges and agrees that the grant of this Award constitutes a full accord, satisfaction and release of all obligations or commitments made to the Participant by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Agreement and the Plan constitute the entire agreement of the parties hereto and supersede all prior understandings and agreements with respect to the subject matter hereof. This Agreement and the underlying Award are forfeited and become void ab initio unless this Agreement has been executed by the Participant and the Participant has agreed to all terms and provisions hereof.

9. Interpretation and Governing Law. Any dispute regarding the interpretation of this Agreement shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or the Committee shall be final and binding on the Company and the Participant. This Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provision of any state, and in accordance with applicable federal laws of the United States. If Delaware’s conflict of laws rules would apply another state’s laws, the parties agree that Delaware law shall still govern.

10. Amendment and Termination; Waiver. Subject to the terms of the Plan and this Section 10, this Agreement may be amended, altered, suspended or terminated only by the written agreement of

Officer RSA Agreement (2009 Grants)

the parties hereto. Notwithstanding the foregoing, the Board shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent permitted under the Plan or necessary to comply with applicable laws, rules and regulations or changes to applicable laws, rules and regulations (including but in no way limited to Code Section 409A and federal securities laws). The waiver by the Company of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11. Certificates for Shares; Rights as Shareholder. Unless the Board determines otherwise, (a) the Participant shall have voting rights and (except as provided in clause (b) below) other rights as a shareholder with respect to all Shares subject to the Award, without regard to whether the Shares have vested; and (b) notwithstanding clause (a) herein, any dividends (whether cash or stock) on Shares subject to the Award shall accrue but shall be subject to the same restrictions that apply to the corresponding Shares and thus the Participant shall have a right to dividends with respect to the underlying Shares only if and to the extent that the corresponding Shares vest. Unless the Board determines otherwise, a certificate or certificates for Shares subject to the Award (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws, rules and regulations) shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Board may require that (i) the Participant deliver the certificate(s) (or other written instruments) for the Shares to the Board or its designee to be held in escrow until the Shares vest (in which case the Shares will be released to the Participant) or is forfeited (in which case the Shares shall be returned to the Company without the payment of any consideration for such Shares); and/or (ii) the Participant deliver to the Company a stock power (or similar instrument), endorsed in blank, relating to the Shares subject to the Award that are subject to forfeiture.

12. Withholding; Tax Matters.

(a) The Participant acknowledges that the Company shall require the Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and receipt of all or a portion of the Shares, to satisfy such obligations. Notwithstanding the foregoing, if the Board so determines and subject to such procedures as may be established by the Board, the Participant may satisfy such obligation in whole or in part, and any other local, state, federal or foreign income tax obligations relating to the Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of the Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Company in accordance with election procedures established by the Board.

(b) The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Participant has been advised that he or she should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Officer RSA Agreement (2009 Grants)

13. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records (or at such other address as may be designated by the Participant in a manner acceptable to the Board), or if to the Company, at the Company’s principal office, attention [Insert title], Transcend Services, Inc.

14. Severability and Independent Enforcement. The provisions of this Agreement are severable. If any provision is determined to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 20 below shall be construed as an agreement independent of any other agreement or provisions of this Agreement or the Plan, and the existence of any claim or cause of action by the Participant against the Company, whether predicated on the Plan, this Agreement or otherwise, regardless of who was at fault and regardless of any claims that either the Participant or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of Section 20. The Company shall not be barred from enforcing Section 20 by reason of any breach of any other part of this Agreement or any other agreement with the Participant.

15. Restrictions on Award and Shares. The Company may impose such restrictions on the Award, the Shares and/or any other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends (including but in no way limited to any legends that may be necessary or appropriate pursuant to Section 11 herein) to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws, rules and regulations or as may be advised by legal counsel. Further, the Board may delay the right to receive or dispose of shares of Common Stock (or other benefits) following vesting of the Award at any time when the Board determines that allowing issuance of Common Stock (or distribution of other benefits) would violate any federal or state securities laws or Company policies, and the Board may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled during a period of suspension.

16. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Officer RSA Agreement (2009 Grants)

17. Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law unless the Board determines otherwise.

18. Successors and Assigns. The Agreement shall be binding upon the Company and its successors and assigns, and the Participant and his or her executors, administrators and permitted transferees and beneficiaries.

19. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement (and taking into account any Code Section 409A considerations), the Company may at any time reduce the amount of any distribution or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or a Parent or Subsidiary that is or becomes due and payable (including, but in no way limited to, any obligation that may arise under Section 304 of the Sarbanes-Oxley Act of 2002).

20. Additional Forfeiture Terms. The Participant does hereby agree that if the Participant engages in any of the Forfeiture Activities during the Forfeiture Period (as each term is defined in the Plan), then (a) the Award shall immediately be terminated and forfeited in its entirety; (b) any Shares, regardless of whether such Shares are vested Shares or unvested Shares, shall immediately be forfeited and returned to the Company (without the payment by the Company of any consideration for such Shares), and the Participant shall cease to have any rights related thereto and shall cease to be recognized as the legal owner of such Shares; and (c) any Gain (as defined herein) realized by the Participant with respect to any Shares shall be paid by the Participant to the Corporation within ten (10) calendar days of notice from the Company. For the purposes herein, “Gain” shall mean an amount equal to the disposition price per Share of any Shares sold or disposed of (less any taxes paid which are not refundable or for which the Participant does not otherwise receive a tax credit or other form of reimbursement), multiplied by the number of Shares sold or disposed of. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT IF THE PARTICIPANT ENGAGES IN ANY OF THE FORFEITURE ACTIVITIES, THE PARTICIPANT SHALL FORFEIT RIGHTS AND BENEFITS AS SET FORTH ABOVE. FURTHER, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE PARTICIPANT’S PARTICIPATION IN THE PLAN AND THIS AGREEMENT ARE VOLUNTARY, AND THAT THE PARTICIPANT KNOWINGLY AND VOLUNTARILY AGREES THAT THE PARTICIPANT’S RIGHTS AND BENEFITS UNDER THIS AGREEMENT ARE EXPRESSLY SUBJECT TO FORFEITURE AS SET FORTH ABOVE.

[Signature Page To Follow]

Officer RSA Agreement (2009 Grants)

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company and by the Participant on the day and year first above written.

TRANSCEND SERVICES, INC.

By:
Printed Name:
Title:

Attest:

By:

Title:

[Corporate Seal]

PARTICIPANT

(SEAL)

Printed Name:

Officer RSA Agreement (2009 Grants)

TRANSCEND SERVICES, INC.

2009 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

SCHEDULE A

VESTING CONDITIONS

1. Purpose. The purpose of this Schedule A is to set forth the vesting conditions that apply with respect to the Restricted Stock Award (the “Award”) granted under the terms of the attached Restricted Stock Award Agreement (the “Agreement”) and the Transcend Services, Inc. 2009 Stock Incentive Plan (the “Plan”). This Schedule A is incorporated into and forms a part of the Agreement.

2. Revision of Performance Measures. The performance measures set forth in this Schedule A may be modified by the Board during, and after the end of, the vesting period to reflect significant events that occur during the vesting period (except as otherwise provided in Section 3 herein).

3. Vesting Conditions. The vesting conditions of the Award shall be as follows*: The Award shall be eligible to vest with respect to 25% of the Shares subject to the Award (that is,          (            ) Shares) on March 31 of each of the four years following the Grant Date (that is, March 31, 2010, March 31, 2011, March 31, 2012 and March 31, 2013), but only if (i) the Participant is an Employee on each applicable vesting date stated above, and (ii) the Company’s diluted earnings per share (as reflected in the Company’s audited financial statements for the applicable measurement year) reaches the performance objectives identified below for each applicable measurement year; provided, however, that the vesting for each measurement year stands independently of other years (that is, the Participant may vest with respect to certain year(s) but not other year(s)), and no adjustments shall be made to the performance goals to account for acquisitions. The Board has sole authority to determine whether and to what degree the Award has vested and is payable.

Measurement Year	EPS	Vesting
2009	$.80	25% on 3/31/10
2010	$.90	25% on 3/31/11
2011	$1.00	25% on 3/31/12
2012	$1.10	25% on 3/31/13

*	Vesting of the Award is also subject to continued employment of the Participant and the other terms and conditions imposed under the Plan and/or this Agreement.

Officer RSA Agreement (2009 Grants)